                                                                       No. PCW-1


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISTRIBUTION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AND ITS COUNSEL, THAT SAID REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, RESPECTIVELY.


                                 WARRANT TO PURCHASE
                          SERIES C PREFERRED STOCK OF AVIRON
                            (Void after November 9, 2000)

    WHEREAS, Raymond James & Associates, Inc. (the "Holder") has acted as placement agent in the sale of 7,050,714 shares of the Series C Preferred Stock of Aviron, a California corporation (the "Company"), having a place of business at 297 North Bernardo Avenue, Mountain View, California 94043, pursuant to a Placement Agent Agreement dated July 17, 1995 (the "Placement Agreement"); and

    WHEREAS, the parties intend to grant the Holder a right to purchase equity securities of the Company in proportion to the number of shares sold;

    NOW, THEREFORE, it is agreed as follows:

1. GRANT OF RIGHT. This certifies that the Holder, or assigns, for value received, is entitled to purchase at the Stock Purchase Price (as defined below) from the Company Three Hundred Fifty-Two Thousand, Five Hundred Thirty-Six (352,536) fully paid and nonassessable shares of the Company's Series C Preferred Stock ("Series C Stock") at an exercise price of One Dollar and Sixty-Two Cents ($1.62) (the "Stock Purchase Price"), at any time from the date hereof, up to and including 5:00 p.m. (Pacific time) on November 9, 2000, such day being referred to herein as the "Expiration Date," upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

2.  EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

    2.1 GENERAL. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time up to the Expiration Date, for all or any part of the shares (but not for a fraction of a share) of Series C Stock, or Common Stock issuable upon conversion of Series C Stock, which may be purchased hereunder (the "Exercise Stock"). The Company agrees that the shares of Exercise Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Subscription Form delivered and payment made for such shares. Certificates for the shares of Exercise Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Exercise Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

    2.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Exercise Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election, in which event the Company shall issue to the Holder a number of shares of Exercise Stock computed using the following formula:

         X = Y (A-B)
              -------
                A

    Where     X =  the number of shares of Exercise Stock to be issued to the
                   Holder

              Y = the number of shares of Exercise Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

              A = the fair market value of one share of the Company's Exercise Stock (at the date of such calculation)

              B = Stock Purchase Price (as adjusted to the date of such calculation)


                                          2.

For purposes of the above calculation, fair market value of one share of Preferred Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event the Company makes an initial public offering of its Common Stock and (i) if the Exercise Stock is Common Stock, the fair market value per share shall be the Current Market Price of the Company's Common Stock on the date of exercise (the "Common Stock Price") or (ii) if the Exercise Stock is Preferred Stock, the product of (x) the Common Stock Price, and (x) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise.

For purposes of this Warrant, the "Current Market Price" of a share of Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or the primary national securities exchange on which the Common Stock is then quoted, on the last trading day prior to the exercise date; PROVIDED, HOWEVER, that if the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, the price referred to above shall be the price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, and if the Common Stock is not so reported, the Current Market Price shall be determined by the Company's Board of Directors.

3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Exercise Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Exercise Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant and the conversion of the Exercise Stock. The Company will take all such action as may be necessary to assure that such shares of Exercise Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Exercise Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as defined in Section 4 hereof) (i) if the total number of shares of Exercise Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Exercise Stock then outstanding and all shares of Exercise Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Exercise Stock then authorized by the Company's Articles of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Exercise Stock, together with all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all such shares of Exercise Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options


                                          3.

and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

4.  ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES.  The Stock
Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

    4.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Exercise Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Exercise Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

    4.2 DIVIDENDS IN PREFERRED STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holders of Exercise Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

         (A) Exercise Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Exercise Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

         (B)  any cash paid or payable otherwise than as a cash dividend, or

         (C) Exercise Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than (i) shares of Exercise Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above or (ii) an event for which adjustment is otherwise made pursuant to Section 4.4 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Exercise Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Exercise Stock as of the date on which holders of Exercise Stock received or became entitled to receive such shares or all other additional stock and other securities and property.


                                          4.

    4.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Exercise Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Exercise Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Exercise Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Exercise Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Stock Purchase Price hereof effective at the time of the merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to the reorganization. In any reorganization described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

    4.4 ADJUSTMENT UPON CONVERSION OF SERIES C PREFERRED STOCK. If at any time after the date hereof, all of the Series C Preferred Stock of the Company is converted to Common Stock, either as part of an initial public offering of the Company's Common Stock or for any other reason, then the Exercise Stock of this Warrant shall hereinafter be Common Stock. The Holder of this Warrant shall have the right to receive upon the exercise of this Warrant such shares of Common Stock as it would have been entitled to had the Warrant been exercised for Series C Preferred Stock immediately prior to such conversion.

    4.5 ADJUSTMENTS SET FORTH IN ARTICLES OF INCORPORATION. In addition to the foregoing adjustments, the conversion rate of the Exercise Stock into Common Stock will be subject to adjustments as set forth in the Company's Articles of Incorporation. The Company represents that as of the date this Warrant was first issued, the Company anticipates each share of Preferred Stock will be convertible into one share of Common Stock.


                                          5.

    4.6 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or in the conversion ratio of the Preferred Stock or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Any written notice delivered pursuant to this
Section 4.5 shall be attached to this Warrant and incorporated herein by reference.

    4.7  OTHER NOTICES.  If at any time:

         (1)  the Company shall declare any cash dividend upon its Exercise
Stock;

         (2) the Company shall declare any dividend upon its Exercise Stock payable in stock or make any special dividend or other distribution to the holders of its Exercise Stock;

         (3) the Company shall offer for subscription pro rata to the holders of its Exercise Stock any additional shares of stock of any class or other rights;

         (4) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

         (5) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

         (6)  there shall be an initial public offering of Company securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least thirty (30) days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Preferred Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Exercise Stock shall be entitled to exchange their Exercise Stock for securities or other property deliverable upon such reorganization, reclassification, consoli-


                                          6.

dation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

    4.8 CERTAIN EVENTS. If any change in the outstanding Exercise Stock of the Company or any other event occurs as to which the other provisions of this
Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company hereby represents and warrants to the Holder as follows:

    5.1 CORPORATE POWER. The Company will have on the date hereof all requisite corporate power to execute and deliver this Warrant and to carry out and perform its obligations under the terms of this Warrant.
    5.2 AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company and the performance of the Company's obligations hereunder, has been taken or will be taken prior to the date hereof. This Warrant, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

    5.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Company in connection with the offer, sale or issuance of this Warrant shall have been obtained and will be effective on the date hereof, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

    5.4 OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 hereof, the offer, issue and sale of this Warrant is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.


                                          7.

6.  REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

    6.1 PURCHASE FOR OWN ACCOUNT. The Holder represents that it is acquiring this Warrant and the Exercise Stock issuable upon exercise of this Warrant (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

    6.2 INFORMATION AND SOPHISTICATION. The Holder acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Warrant. The Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and to obtain any additional information necessary to verify the accuracy of the information given the Holder. The Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

    6.3 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

         (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

         (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a stockholder or partner (or retired partner) of the Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holder hereunder.

Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND


                                          8.

    MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 6.3(d) shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

    6.4 ACCREDITED INVESTOR. The Holder is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

7. ISSUE TAX. The issuance of certificates for shares of Exercise Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

8. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Exercise Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

9. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Exercise Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

10. REGISTRATION RIGHTS. The registration rights and related obligations of the Holder with respect to this Warrant and the Exercise Stock will be the same as those agreed to with certain holders of the Company's Preferred Stock under
Section 3 (but excluding Sections 3.1, 3.9 and


                                          9.

3.11) of that certain Amended and Restated Investor's Rights Agreement among the Company and certain of its investors dated as of July 18, 1995.

11. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth Section 6.4 above, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and compliance with the provisions of this Warrant. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

12. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Exercise Stock issued upon exercise of this Warrant, referred to in Sections 10 and 11 shall survive the exercise of this Warrant.

13. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

15. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Exercise Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

16. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

17. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or


                                         10.

mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.
18. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.


    IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 10th day of November, 1995.

                                       AVIRON
                                       a California corporation



                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------

ATTEST:



- -----------------------------------
Secretary


                                       RAYMOND JAMES & ASSOCIATES, INC.



                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------


                                         11.

                                      EXHIBIT A

                                  SUBSCRIPTION FORM

                                                            Date:
                                                                  --------------

AVIRON
297 North Bernardo Avenue
Mountain View, California  94043
Attn:  Chief Executive Officer

Gentlemen:

/ / The undersigned hereby elects to exercise the warrant issued to it by AVIRON (the "Company") and dated November 10, 1995 Warrant No. PCW-1 (the "Warrant") and to purchase thereunder Three Hundred Fifty-Two Thousand, Five Hundred Thirty-Six (352,536) shares of the Series C Preferred Stock of the Company at a purchase price of One Dollar and Sixty-Two Cents ($1.62) per Share or an aggregate purchase price of Five Hundred Seventy-One Thousand, One Hundred Eight Dollars and Thirty-Two Cents ($571,108.32) (the "Purchase Price").

    FOR USE IN CONNECTION WITH A NET ISSUE EXERCISE:

/ / The undersigned hereby elects to convert _______________________ percent
    (____%) of the value of the Warrant pursuant to the provisions of Section
    2.2 of the Warrant.

    Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.


                                       Very truly yours,

                                       --------------------------------------


                                       By
                                          -----------------------------------

                                       Title
                                             --------------------------------

                                      EXHIBIT B

                              INVESTMENT REPRESENTATIONS


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO AVIRON ALONG WITH THE SUBSCRIPTION FORM BEFORE THE SERIES C PREFERRED STOCK ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED NOVEMBER 10, 1995, WILL BE ISSUED.


                                                  , 19
                             ---------------------    --


AVIRON
297 North Bernardo Avenue
Mountain View, California  94043
Attention:  Chief Executive Officer


    The undersigned, Raymond James & Associates, Inc. ("Purchaser"), intends to acquire up to 352,536 shares of the Series C Preferred Stock (the "Stock") of AVIRON (the "Company") from the Company pursuant to the exercise or conversion of certain Warrants to purchase Stock held by Purchaser. The Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

    Purchaser is acquiring the Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

    Purchaser has been advised that the Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

    Purchaser has been informed that under the 1933 Act, the Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

    Purchaser also understands and agrees that there will be placed on the certificate(s) for the Stock, or any substitutions therefor, legends stating in substance:

    "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said act or an opinion of counsel satisfactory to the Company that registration is not required."

    Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Stock with Purchaser's counsel.

                                       Very truly yours,

                                       RAYMOND JAMES & ASSOCIATES, INC.



                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------